UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2018

SocialPlay USA, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	46-4412037
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200, Las Vegas, NV 89123
(Address of principal executive offices)

(702) 430-2850
(Issuer’s telephone number)

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 9, 2018, we entered into a definitive Share Exchange and Funding Agreement (the “Agreement”) with Spot and Pay, Inc., a Nevada corporation (“Spot and Pay”). Under the Agreement, we are acquiring a 90% ownership stake in Spot and Pay. Spot and Pay is developing a mobile payment application that is used in connection with third party QR codes that have been generated for specific uses; i.e. individual consumer products, specific services or group of services offered to the general public, B2B product and service offerings, monetary donations to charitable organizations, and quick and easy bill payments on recurring monthly accounts. Following this acquisition, our software development plan will include a substantially more robust proprietary platform wallet feature that will allow users to create their own wallet so that they may buy and sell bitcoin and other cryptocurrencies directly from the Spot & Pay platform. Our wallet feature will also provide seamless abilities to transfer money within the Spot & Pay user network instantly from one account to another without any processing delays.

Under the Agreement, we acquired 90% of the outstanding capital stock of Spot and Pay from its founder and sole shareholder, Karthikeyan Mani. In exchange, we have agreed to issue Mr. Mani 500,000 shares of our common stock and we have agreed to provide a total of $300,000 in funding for development of the Spot & Pay platform. The $300,000 includes $50,000 paid previously to Spot and Pay, together with an additional $250,000 to be paid in one or more tranches over the next 180 days. The Spot & Pay platform as developed after the Agreement will be considered work-for-hire belonging to SocialPlay USA, Inc. Mr. Mani and Spot and Pay will use their best efforts to develop the mobile payment platform, with Mr. Mani to be bound by a two-year non-competition agreement following the conclusion of such efforts. In the event that we fail to fund the full $300,000 within 180 days from the Agreement, the Spot and Pay shares acquired by us and the SocialPlay USA shares issued to Mr. Mani will be returned in part based on a sliding scale set forth in the Agreement.

The Agreement contains numerous additional terms and conditions and should be reviewed in its entirety for additional information.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Share Exchange and Funding Agreement with Spot and Pay, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SocialPlay USA, Inc.

/s/ Robert Rosner

Robert Rosner, CEO

Dated: April 20, 2018

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